UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

ZONZIA MEDIA, INC.

(Name of Registrant As Specified in Charter)

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ZONZIA MEDIA, INC.

2580 Anthem Village Drive, Suite B-7

Henderson, Nevada 89052

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Dear Shareholders:

We are writing to advise you that our Board of Directors and shareholders holding a majority of our outstanding voting capital stock have approved granting the discretionary authority to the Board of Directors to amend the Company's articles of incorporation to effect a reverse stock split (the “Reverse Split Proposal”) of the Company's issued and outstanding common stock (the “Common Stock”) between a range of not less than one-thousand for one (1,000:1) and not more than twenty-five thousand for one (25,000:1), or if at all.

These actions were approved by written consent on July 5, 2016 by our Board of Directors and a majority of holders of our voting capital stock, in accordance with Nevada Revised Statutes. Our directors and majority of the shareholders of our outstanding capital stock, as of the record date of July 5, 2016 have approved the Reverse Split Proposal after carefully considering it and concluding that approving the Reverse Split Proposal was in the best interests of our Company and our shareholders.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

We encourage you to read the attached Information Statement carefully for further information regarding these actions.  No action is required by you. Pursuant to Rule 14(c)-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least twenty (20) days after the date of this Information Statement has been mailed to our shareholders. This Information Statement is first mailed to you on or about July 31, 2016.

For the Board of Directors of ZONZIA MEDIA, INC.

By:	/s/ Johnathan Adair
Name: Johnathan Adair Title: Chief Executive Officer

ONLY THE STOCKHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON July 5, 2016, THE RECORD DATE, ARE ENTITLED TO NOTICE OF THE CORPORATE ACTION.  STOCKHOLDERS WHO HOLD IN EXCESS OF 55.86% OF ZONZIA MEDIA INC’S SHARES OF VOTING CAPITAL STOCK ENTITLED TO VOTE ON THE ACTION HAVE VOTED IN FAVOR OF THE ACTION.  AS A RESULT, THE ACTION HAS BEEN APPROVED WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER STOCKHOLDERS OF ZONZIA MEDIA, INC.  THESE ACTIONS ARE EXPECTED TO BE EFFECTIVE ON A DATE THAT IS AT LEAST TWENTY (20) DAYS AFTER THE MAILING OF THE DEFINITIVE INFORMATION STATEMENT TO THE SHAREHOLDERS OF RECORD.

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ZONZIA MEDIA, INC.

2580 Anthem Village Drive, Suite B-7

Henderson, Nevada, 89052

INFORMATION STATEMENT AND NOTICE OF ACTIONS TAKEN

BY WRITTEN CONSENT OF THE MAJORITY SHAREHOLDERS

OF THE COMMON STOCK OF THE CORPORATION

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS' MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN.

This Information Statement is being furnished to you solely for the purpose of informing stockholders of the matters described herein in compliance with Regulation 14C of the Exchange Act.

GENERAL

This Information Statement is being furnished to all holders of the common stock of Zonzia Media, Inc. (the "Company") as of July 5, 2016 in connection with the action taken by written consent of holders of a majority of the outstanding voting power of the Company to authorize the Reverse Split Proposal set forth below.

"We," "us," "our," the “Registrant” and the "Company" refers to Zonzia Media, Inc., a Nevada corporation

SUMMARY OF CORPORATE ACTION

ITEM 1.

INFORMATION STATEMENT

This Information Statement is furnished to the stockholders of Zonzia Media, Inc., a Nevada corporation (the “Company”), in connection with our prior receipt of approval by written consents, in lieu of a special meeting, of the holders of a majority of our outstanding voting power authorizing the board of directors of the Company, in their discretion, to amend the articles of incorporation of the Company (the "Amendment") to effect a reverse stock split (the “Reverse Split Proposal”) of the Company's issued and outstanding common stock (the “Common Stock”) between a range of not less than one-thousand for one (1,000:1) and not more than twenty-five thousand for one (25,000:1), or if at all.

On July 5, 2016, the Company obtained the approval of the Reverse Split Proposal by written consent of the stockholders that are the record owners of 684,279,672 shares of common stock, which represents approximately 56% of the voting power as of July 5, 2016. The names of the shareholders of record who hold a majority of our total issued and outstanding common stock and who signed the written consent of stockholders are: Myles A. Pressey III, James C. Walter Sr., Stanley L. Teeple, Johnathan F. Adair, New Hope Partners and Jim Walter Jr. holding of record an aggregate of 684,279,672 shares.

The Reverse Split Proposal cannot, if at all, be effectuated until twenty (20) days after the mailing of this Information Statement and after the filing of the Amendment with Secretary of State of the State of Nevada with respect to the reverse stock split. The Amendment will not decrease the authorized amount of common stock just the number of shares of common stock issued and outstanding.

The date on which this Information Statement will be sent to stockholders will be on or about July 31, 2016 and is being furnished to all holders of the common stock of the Company as of July 5, 2016, the record date.

The Board of Directors, and persons owning a majority of the outstanding voting securities of the Company have unanimously adopted, ratified and approved the proposed action by the Company's board of directors. No other votes are required or necessary.

The Annual Report on Form 10-K for fiscal year ended December 31, 2015 and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 filed by the Company with the Securities and Exchange Commission may be viewed on the Securities and Exchange Commission’s web site at www.sec.gov in the Edgar Archives. The Company is presently current in the filing of all reports required to be filed by it.

Only one information statement is being delivered to multiple shareholders sharing an address, unless we have received contrary instructions from one or more of the shareholders. We will undertake to deliver promptly upon written or oral request a separate copy of the information statement to a stockholder at a shared address to which a single copy of the information statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices stating your name, your shared address, and the address to which we should direct the additional copy of the information statement or by calling our principal executive offices at (702) 707-3974. If multiple shareholders sharing an address have received one copy of this information statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current shareholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to shareholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.

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VOTE REQUIRED

Pursuant to the Company's Bylaws and the Nevada Revised Statutes, a vote by the holders of at least a majority of the Company’s outstanding votes is required to affect the Reverse Split Proposal. The Company’s certificate of incorporation does not authorize cumulative voting. As of the record date, the Company had 1,226,031,708 voting shares of common stock issued and outstanding. The consenting stockholders of the shares of common stock are entitled to 684,279,672 votes, which represents approximately 56% of the voting rights associated with the Company’s shares of common stock. The consenting stockholders voted in favor of the Reverse Split Proposal described herein in a unanimous written consent, dated July 5, 2016.  Because stockholders holding a majority of the issued and outstanding shares of common stock are entitled to cast a vote representing 684,279,672 shares of common stock (which shares are equal to approximately 56% of the total issued and outstanding voting capital stock on the record date), no action by the minority stockholders in connection with the Amendment is required.

PROPOSAL

APPROVAL OF GRANT TO THE BOARD OF DIRECTORS THE DISCRETIONARY AUTHORITY TO EFFECT A REVERSE STOCK SPLIT TO THE COMPANY'S COMMON STOCK

On July 5, 2016, our Board of Directors and majority shareholders, believing it to be in the best interests of the Company and its shareholders, approved authorizing the board of directors of the Company, in their discretion, to amend the articles of incorporation of the Company (the "Amendment") to effect a reverse stock split (the “Reverse Split Proposal”) of the Company's issued and outstanding common stock (the “Common Stock”) between a range of not less than one-thousand for one (1,000:1) and not more than twenty-five thousand for one (25,000:1), or if at all, at any time prior to March 31, 2017.

The Amendment will not change the number of authorized shares of Common Stock, Preferred Stock, or the relative voting power of our shareholders. Because the number of authorized shares will not be reduced, the number of authorized but unissued shares of our Common Stock will materially increase and will be available for reissuance by the Company. The reverse stock split, if affected, would affect all of our holders of Common Stock uniformly.

Even though a majority of the shareholders approved the Reverse Split Proposal, we reserve the right not to affect any reverse stock split if the Board does not deem it to be in the best interests of our shareholders. The Board believes that granting this discretion provides the Board with maximum flexibility to act in the best interests of our shareholders. Board now has the authority, in its sole discretion, without further action by the shareholders, to affect a reverse stock split.

The Board's decision as to whether and when to effect the reverse stock split will be based on a number of factors, including prevailing market conditions, existing and expected trading prices for our Common Stock, actual or forecasted results of operations, and the likely effect of such results on the market price of our Common Stock.

Following a reverse stock split, the number of our outstanding shares of Common Stock will be significantly reduced. A reverse stock split will also affect (i) our outstanding stock options and shares of Common Stock issued under the Company's 2007 Stock Option Plan (the “Option Plan”), as well as (ii) the number of shares of Common Stock issuable upon conversion of our outstanding Convertible (“Convertible Notes”) and (iii) the number of shares issuable upon conversion of our outstanding Warrants. Under these plans, the number of shares of Common Stock deliverable upon exercise or grant must be appropriately adjusted and appropriate adjustments must be made to the purchase price per share to reflect the reverse stock split.

The reverse stock split is not being proposed in response to any effort of which we are aware to accumulate our shares of Common Stock or obtain control of the Company, nor is it a plan by management to recommend a series of similar actions to our Board or our shareholders.

There are certain risks associated with a reverse stock split, and we cannot accurately predict or assure the reverse stock split will produce or maintain the desired results (for more information on the risks see the section below entitled “Certain Risks Associated with a Reverse Stock Split”). However, our Board believes that the benefits to the Company and our shareholders outweigh the risks and recommends that you vote in favor of granting the Board the discretionary authority to affect a reverse stock split.

Reasons for the Reverse Stock Split

The primary purpose for effecting the reverse stock split, should the Board of Directors choose to effect one, would be to increase the per share price of our Common Stock. The Board of Directors believes that, should the appropriate circumstances arise, affecting the reverse stock split would, among other things, help us to:

•	Meet certain initial listing requirements of the New York Stock Exchange (“NYSE”) and/or NASDAQ;

•	Appeal to a broader range of investors to generate greater investor interest in the Company; and

•	Improve the perception of our Common Stock as an investment security.

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Meet the NASDAQ or NYSE Listing Requirements - Our Common Stock is currently listed on the OTC:QB (“ZONX”). Both the NYSE and the NASDAQ require a minimum trading price per share in order to list on either exchange. The NYSE and the NASDAQ Rules and Regulations, require among other things, that in order to list on their exchanges, the average closing price of a company's common stock must be at least $4.00 per share over a consecutive 30 trading-day period.

Improve the Perception of Our Common Stock as an Investment Security - We believe that the overall economic environment in which we and other entertainment companies are currently operating has been a contributing factor in the decline in the price of our Common Stock. Our Board of Directors unanimously approved the discretionary authority to affect a reverse stock split as one potential means of increasing the share price of our Common Stock to improve the perception of our Common Stock as a viable investment security. Lower-priced stocks have a perception in the investment community as being risky and speculative, which may negatively impact not only the price of our Common Stock, but also our market liquidity. As an independent entertainment company, we believe that we may be particularly sensitive to this type of negative public perception and, with the discretion given to the Board by the Reverse Split proposal, our Board would have the ability to increase our per share price if it determines that it is undermining our current or future prospects.

Appeal to a Broader Range of Investors to Generate Greater Investor Interest in the Company - An increase in our stock price may make our Common Stock more attractive to investors. Brokerage firms may be reluctant to recommend lower-priced securities to their clients, particularly lower-priced securities of entertainment companies. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential purchasers of our Common Stock. Investment funds may also be reluctant to invest in lower-priced stocks. Investors may also be dissuaded from purchasing lower-priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced stocks. Giving the Board of Directors the ability to affect a reverse stock split, and thereby increase the price of our Common Stock, would give the Board the ability to address these issues if it is deemed necessary.

Certain Risks Associated with a Reverse Stock Split

Even if a reverse stock split is affected, some or all of the expected benefits discussed above may not be realized or maintained. The market price of our Common Stock will continue to be based, in part, on our performance and other factors unrelated to the number of shares outstanding.

The reverse stock split will reduce the number of outstanding shares of our Common Stock without reducing the number of shares of available but unissued Common Stock, which will also have the effect of increasing the number of authorized but unissued shares. The issuance of additional shares of our Common Stock may have a dilutive effect on the ownership of existing shareholders.

The current economic environment, in which we operate, the substantial debt we carry and other risks which affect our ability to operate as a going concern, along with otherwise volatile equity market conditions, could limit our ability to raise new equity capital in the future.

Principal Effects of a Reverse Stock Split

If the Board of Directors elects to effect a reverse stock split, our issued and outstanding shares of Common Stock would decrease at a rate of approximately one share of Common Stock for every 1,000 or other multiple up to 25,000 shares of Common Stock currently outstanding. The reverse stock split would be affected simultaneously for all of our Common Stock, and the exchange ratio would be the same for all shares of Common Stock. The reverse stock split would affect all of our shareholders uniformly and would not affect any shareholder's percentage ownership interests in the Company, except to the extent that it results in a shareholder receiving an additional share of stock in lieu of fractional shares. The reverse stock split would not affect the relative voting or other rights that accompany the shares of our Common Stock, except to the extent that it results in a shareholder receiving an additional share of stock in lieu of fractional shares. Common Stock issued pursuant to the reverse stock split would remain fully paid and non-assessable. The reverse stock split would not affect our securities law reporting and disclosure obligations, and we would continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have no current plans to take the Company private. Accordingly, a reverse stock split is not related to a strategy to do so.

In addition to the change in the number of shares of Common Stock outstanding, a reverse stock split would have the following effects:

Increase the Per Share Price of our Common Stock - By effectively condensing a number of pre-split shares into one share of Common Stock, the per share price of a post-split share is generally greater than the per share price of a pre-split share. The amount of the initial increase in per share price and the duration of such increase, however, are uncertain. If appropriate circumstances exist, the Board may utilize the reverse stock split as part of its plan to obtain listing on the NYSE or NASDAQ to meet their listing standards noted above.

Increase in the Number of Shares of Common Stock Available for Future Issuance - By reducing the number of shares outstanding without reducing the number of shares of available but unissued Common Stock, a reverse stock split will increase the number of authorized but unissued shares. The Board believes the increase is appropriate for use to fund the future operations of the Company. Although the Company does not have any pending acquisitions for which shares are expected to be used, the Company may also use authorized shares in connection with the financing of future acquisitions.

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The following table contains approximate information relating to our common stock, based on share information as of July 5, 2016:

	Current	After Reverse Split if 1,000:1 Ratio is Selected	After Reverse Split if 25,000:1 Ratio is Selected
Authorized Common Stock	2,000,000,000	2,000,000,000	2,000,000,000
Common Stock issued and outstanding	1,226,031,708	1,226,032	49,042
Common Stock issuable upon exercise of outstanding stock options	568,162	569	23
Common Stock reserved for issuance for future grants under the 2007 Stock Option Plan	340,929	341	14
Common Stock available for issuance upon conversion of Convertible Notes	412,309,203	412,310	16,493
Common Stock issuable under outstanding Warrants	3,871,591	3,872	155
Common Stock authorized but unissued and unreserved/unallocated	356,878,407	1,998,356,876	1,999,934,273

Although a reverse stock split would not have any dilutive effect on our shareholders, a reverse stock split without a reduction in the number of shares authorized for issuance would reduce the proportion of shares owned by our shareholders relative to the number of shares authorized for issuance, giving our Board an effective increase in the authorized shares available for issuance, in its discretion. Our Board from time to time may deem it to be in the best interests of the Company and our shareholders to enter into transactions and other ventures that may include the issuance of shares of our Common Stock. If our Board authorizes the issuance of additional shares subsequent to the reverse stock split described above, the dilution to the ownership interest of our existing shareholders may be greater than would occur had the reverse stock split not been effected. Many stock issuances not involving equity compensation do not require shareholder approval, and our Board generally seeks approval of our shareholders in connection with a proposed issuance only if required at that time.

Require Adjustment to Currently Outstanding Securities Exercisable or Convertible into Shares of our Common Stock - A reverse stock split would effect a reduction in the number of shares of Common Stock issuable upon the exercise or conversion of our outstanding stock options and Convertible Notes in proportion to the reverse stock split ratio. Additionally, the exercise price of outstanding options and conversion price of our Convertible Notes would increase, likewise in proportion to the reverse stock split ratio.

Require Adjustments to Number of Shares of Common Stock Available for Future Issuance under our 2007 Stock Option Plan - In connection with any reverse split, our Board would also make a corresponding reduction in the number of shares available with respect to options granted under our 2007 Stock Option Plan so as to avoid the effect of increasing the value of options previously granted.

Require Adjustments to the Number of Shares Issued and Issuable under our Outstanding Warrants - A reverse split would effect a reduction in the number of shares of Common Stock issuable upon the exercise of our outstanding Warrants in proportion to the reverse stock split ratio. Additionally, the exercise price of our outstanding Warrants would increase, likewise in proportion to the reverse stock split ratio.

In addition, a reverse stock split may result in some shareholders owning “odd lots” of less than 100 shares of Common Stock, which may be more difficult to sell and may cause those holders to incur greater brokerage commissions and other costs upon sale.

Authorized Shares of Common Stock

The Reverse Split Proposal will not change the number of authorized shares of Common Stock but will increase the number of authorized shares available for future issuance for corporate needs such as equity financing, retirement of outstanding indebtedness, stock splits and stock dividends, employee benefit plans, or other corporate purposes as may be deemed by the Board to be in the best interests of the Company and its shareholders. The Board believes the increase in available shares for future issuance is appropriate to fund the future operations of the Company and to address the upcoming maturity of some of the Company’s outstanding convertible notes. It will also provide the Company with greater flexibility to respond quickly to advantageous business opportunities. However, we may from time to time explore opportunities to make acquisitions through the use of stock. As a result, the Company's current number of authorized shares of Common Stock may enable the Company to better meet its future business needs.

We believe that the current amount of authorized Common Stock will make a sufficient number of shares available, should the Company decide to use its shares for one or more of such previously mentioned purposes or otherwise. The current capital will provide the Board with the ability to issue additional shares of stock without further vote of the shareholders of the Company, except as provided under Nevada corporate law or under the rules of any national securities exchange on which shares of stock of the Company are then listed.

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Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

If the Reverse Split Proposal is approved by our shareholders, our Board, in its sole discretion, will determine whether such an action is in the best interests of the Company and our shareholders, taking into consideration the factors discussed above. If our Board believes that a reverse stock split is in our best interests and the best interest of our shareholders, our Board will then implement the reverse stock split.

We would then file a certificate of amendment to our Articles of Incorporation with the Secretary of the State of Nevada at such time as our Board of Directors had determined as the appropriate effective time for the reverse stock split to affect the reverse split. The certificate of amendment would add a new provision providing that holders of our Common Stock immediately prior to the filing of the amendment will receive one share of Common Stock for each number of shares selected by the Board. A copy of the proposed amendment is attached to this proxy statement as Appendix A and is considered a part of this proxy statement. Upon the filing of the certificate of amendment, and without any further action on the part of the Company or our shareholders, the issued shares of Common Stock held by shareholders of record as of the effective date of the reverse stock split would be converted into a lesser number of shares of Common Stock calculated in accordance with the reverse stock split ratio of not less than one thousand for one (1,000:1) or not more than twenty-five thousand (25,000:1), as selected by our Board and set forth in the certificate of amendment.

For example, if a shareholder presently holds 50,000 shares of our Common Stock, he or she would hold 50 shares of Common Stock following a 1-for-1,000 reverse stock split, or 2 shares of Common Stock following a 1-for-25,000 reverse stock split, in each case with an additional whole share of stock in lieu of fractional shares as described below under “-Fractional Shares.” Beginning on the effective date of the split, each certificate representing pre-split shares would be deemed for all corporate purposes to evidence ownership of post-split shares.

As soon as practicable after the effective date of the reverse stock split, shareholders would be notified that the reverse stock split had been effected.

Effect on Beneficial Holders (i.e., Shareholders Who Hold in “Street Name”)

Upon the reverse stock split, we intend to treat Common Stock held by shareholders in “street name,” through a bank, broker or other nominee, in the same manner as shareholders whose shares are registered in their own names. Banks, brokers or other nominees will be instructed to affect the reverse stock split for their customers holding Common Stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered shareholders for processing the reverse stock split. If you hold shares of Common Stock with a bank, broker or other nominee and have any questions in this regard, you are encouraged to contact your bank, broker or other nominee.

Effect on Registered “Book-Entry” Holders (i.e., Shareholders that are Registered on the Transfer Agent's Books and Records but do not Hold Certificates)

Some of our registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with our transfer agent, Continental Stock Transfer and Trust. These shareholders do not have stock certificates evidencing their ownership of Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If a shareholder holds registered shares in book-entry form with our transfer agent, no action needs to be taken to receive post-reverse stock split shares or fractional shares, if applicable. If a shareholder is entitled to post-reverse stock split shares, a transaction statement will automatically be sent to the shareholder's address of record indicating the number of shares of Common Stock held following the reverse stock split.

Effect on Certificated Shares

Upon the reverse stock split our transfer agent will act as our exchange agent and assist holders of Common Stock in implementing the exchange of their certificates.

Commencing on the effective date of a reverse stock split, shareholders holding shares in certificated form will be sent a transmittal letter by our transfer agent. The letter of transmittal will contain instructions on how a shareholder should surrender his or her certificates representing Common Stock (“Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole post-reverse stock split Common Stock, as applicable (“New Certificates”). No New Certificates will be issued to a shareholder until that shareholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No shareholder will be required to pay a transfer or other fee to exchange Old Certificates. The letter of transmittal will contain instructions on how you may obtain New Certificates if your Old Certificates have been lost. If you have lost your certificates, you will have to pay any surety premium and the service fee required by our transfer agent.

Until surrendered, we will deem outstanding Old Certificates held by shareholders to be canceled and only to represent the number of whole shares to which these shareholders are entitled.

Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of shares, will automatically be exchanged for New Certificates.

Shareholders should not destroy any stock certificates and should not submit any certificates until requested to do so by the transfer agent. Shortly after the reverse stock split the transfer agent will provide registered shareholders with instructions and a letter of transmittal for converting Old Certificates into New Certificates. Shareholders are encouraged to promptly surrender Old Certificates to the transfer agent (acting as exchange agent in connection with the reverse stock split) in order to avoid having shares become subject to escheat laws.

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Fractional Shares

No fractional shares will be issued in connection with the reverse stock split. Shareholders of record who otherwise would be entitled to receive fractional shares will be entitled to an additional whole share of stock in lieu of the fractional share.

No Appraisal Rights

Our shareholders are not entitled to appraisal rights with respect to a reverse stock split, and we will not independently provide shareholders with any such right.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this Reverse Split Proposal except to the extent of their ownership of shares of our Common Stock.

Reservation of Right to Abandon Reverse Stock Split

We reserve the right to abandon a reverse stock split without further action by our shareholders at any time before the effectiveness of the filing with the Secretary of the State of Nevada of the certificate of amendment to our Articles of Incorporation, even though the authority to affect a reverse stock split has been approved by our shareholders. The approval by a majority of our shareholders has expressly authorized the Board to delay, not to proceed with, and abandon, a reverse stock split if it should so decide, in its sole discretion, that such action is in the best interests of the shareholders.

FORWARD-LOOKING STATEMENTS

This information statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the U.S. Securities and Exchange Commission.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the Securities Exchange Act, we file periodic reports, documents, and other information with the Securities and Exchange Commission relating to our business, financial statements, and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov .

INCORPORATION OF FINANCIAL INFORMATION

We “incorporate by reference” into this Information Statement the information in certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this information statement the following documents we have previously filed with the SEC: our Annual Report on Form 10-K for fiscal year ended December 31, 2015 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013. You may request a copy of these filings at no cost, by writing or telephoning us at the following address: 2580 Anthem Village Drive, Suite B-7, Henderson, Nevada 89052 (702) 707-3974

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. This information statement is for informational purposes only. Please read this information statement carefully.

Dated: July __, 2016

By Order of the Board of Directors

/s/ Johnathan F. Adair

Chief Executive Officer

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Annex A

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

ZONZIA MEDIA, INC.

Zonzia Media, Inc., a corporation organized and existing under the laws of the State of Nevada (the “Corporation”), does hereby certify as follows:

1.              The name of the Corporation is Zonzia Media, Inc.

2.              Article 4 of the Articles of Incorporation of the Corporation, as amended to date, is hereby amended with the following:

“Upon the filing and effectiveness (the “Effective Time”) of this amendment to the Corporation’s Articles of Incorporation pursuant to the Nevada Corporation Law, each _______________ shares of the Common Stock (the “Old Common Stock”) issued immediately prior to the Effective Time shall be reclassified and combined into one validly issued, fully paid and non-assessable share of the Corporation’s common stock, $.001 par value per share (the “New Common Stock”), without any action by the holder thereof (the “Reverse Stock Split”). The Corporation shall not issue fractions of shares of New Common Stock in connection with such reclassification and combination. Stockholders who, immediately prior to the Effective Time, own a number of shares of Old Common Stock which is not evenly divisible by ________ shall, with respect to such fractional interest, be entitled to receive an one additional share of Common Stock from the Corporation in lieu of fractions of shares of New Common Stock from the disposition of such fractional interest as provided below. Each certificate that theretofore represented shares of Old Common Stock shall thereafter represent that number of shares of New Common Stock into which the shares of Old Common Stock, represented by such certificate shall have been reclassified and combined; provided, that each person holding of record a stock certificate or certificates that represented shares of Old Common Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of New Common Stock to which such person is entitled under the foregoing reclassification and combination.”

3.              This Certificate of Amendment has been duly adopted by the Board of Directors and stockholders of the Corporation in accordance with Section ___ of the Corporation Law of the State of Nevada.

4.             This Certificate of Amendment shall become effective at ____________ ___.m. Pacific Time on ___________, _________.

IN WITNESS WHEREOF, the Corporation has caused its duly authorized officer to execute this Certificate of Amendment on this _____ day of _________, _________.

Zonzia Media, Inc.

By:
Name:
Title:

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